UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 9, 2014 (April 4, 2014)

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ASCENT SOLAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

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Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street Thornton, Colorado		80241
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code:    (720) 872-5000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On April 4, 2014, the Company entered into an Executive Employment Agreement, dated April 4, 2014 but effective as of  March 31, 2014 (the “Employment Agreement”), with Victor Lee, the Company’s current President and Chief Executive Officer.  The terms of the Employment Agreement are summarized in Item 5.02 below.  Mr. Lee has been President and CEO since February 2012, but has previously served as such without receiving any cash compensation.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Victor Lee Employment Agreement
On April 4, 2014, the Company into the Employment Agreement with Mr. Lee.  The Employment Agreement provides that Mr. Lee will receive an annual base salary of $300,000, subject to annual adjustments as determined by the Board (“Base Salary”). Mr. Lee will also be eligible for an annual bonus of up to 100% of his Base Salary as determined at the sole discretion of the Board or the Compensation Committee. In addition, the Employment Agreement provides that Mr. Lee is eligible to participate in the Company’s standard benefit plans and programs.

As provided in the Employment Agreement, Mr. Lee was granted stock options to purchase 200,000 shares of the Company’s common stock (the “CEO Options”). The CEO Options vest in four equal annual installments on the first, second, third and fourth anniversaries of the Employment Agreement date, with an exercise price of $0.55 per share. The CEO Options expire on April 4, 2024.
Under the Employment Agreement, if the Company terminates Mr. Lee without cause, Mr. Lee is entitled to receive twelve months of base salary from the date of termination. In addition, if Mr. Lee is terminated without Cause, the Company will cause the CEO Options which vest during the 12 month period following the date of termination to vest and become exercisable as of the termination date, and all such CEO Options shall remain exercisable for 12 months from the date Mr. Lee ceases to be a “Service Provider” as such term is defined in the Company’s Fourth Amended and Restated 2005 Stock Option Plan.
The Employment Agreement requires Mr. Lee to maintain confidential information regarding the Company and third parties. The Employment Agreement also includes typical non-competition and non-solicitation provisions that Mr. Lee must comply with for a period of two years after termination of his employment with the Company.
The above summary does not purport to be a complete summary of the Employment Agreement and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

10.1	Executive Employment Agreement, dated April 4, 2014, between Ascent Solar Technologies, Inc. and Victor Lee

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

April 9, 2014	By:	/s/ William M. Gregorak
Name: William M. Gregorak
Title: Vice President and Chief Financial Officer